Exhibit 99.2

Unaudited Pro Forma Financial Information for Envestnet and WMS

On July 1, 2013, pursuant to an asset purchase agreement (the “Agreement”), dated April 11 , 2013, with Prudential Investments LLC (“PI”), a subsidiary of Prudential Financial, Inc. (“Prudential”), Envestnet, Inc. (“Envestnet”) acquired (the “Acquisition”) substantially all the assets of PI’s Wealth Management Solutions (“WMS”) division.

The following unaudited pro forma condensed combined balance sheet as of June 30, 2013 is derived from the unaudited condensed consolidated balance sheet of Envestnet, included in Envestnet’s Form 10-Q for the quarterly period ended June 30, 2013, and the unaudited statements of assets acquired and liabilities assumed of WMS as of June 30, 2013, included in Exhibit 99.1 to this Current Report on Form 8-K.

The unaudited pro forma condensed combined statement of operations for the six month period ended June 30, 2013 is derived from the unaudited condensed consolidated statement of operations of Envestnet for the six month period ended June 30, 2013, included in Envestnet’s Form 10-Q for the quarterly period ended June 30, 2013, and the unaudited statement of revenue and direct expenses of WMS for the six month period ended June 30, 2013, included in Exhibit 99.1 to this Current Report on Form 8-K.

The unaudited pro forma condensed combined financial information has been prepared pursuant to the requirements of Article 11 of Regulation S-X, to give effect to the completed Acquisition which has been accounted for as a purchase business combination in accordance with ASC 805, “Business Combinations”. The assumptions, estimates, and adjustments herein have been made solely for purposes of developing the unaudited pro forma condensed combined financial information and are based upon available information and certain assumptions that we believe are reasonable. The related purchase accounting should be considered preliminary.

The unaudited pro forma condensed combined balance sheet presented herein has been prepared as if the Acquisition, which was completed on July 1, 2013, had been completed as of June 30, 2013, the end of Envestnet’s second quarter of fiscal year 2013. The unaudited pro forma condensed combined statement of operations for the six month period ended June 30, 2013 has been prepared as if the Acquisition was completed on January 1, 2012, the first day of Envestnet’s fiscal year 2012.

The unaudited pro forma condensed combined financial information should be read in conjunction with (i) the audited consolidated financial statements and related notes of Envestnet, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in Envestnet’s Annual Report on Form 10-K for the year ended December 31, 2012, (ii) the unaudited condensed consolidated financial statements and related notes of Envestnet, and “Management’s Discussions and Analysis of Financial Condition and Results of Operations” contained in Envestnet’s Quarterly report on Form 10-Q for the six month period ended June 30, 2013, (iii)  the audited abbreviated financial statements and related notes of WMS as of and for the years ended December 31, 2012, 2011 and 2010, which are included as Exhibit 99.1 to the Current Report on Form 8-K/A filed with the Securities and Exchange Commission on September 5, 2013, and (iv) the unaudited abbreviated financial statements and related notes of WMS as of June 30, 2013 and for the six month periods ended June 30, 2013 and 2012, which are included as Exhibit 99.1 to this Current Report on Form 8-K.

The unaudited pro forma condensed combined financial information is not intended to represent or be indicative of the consolidated results of operations or financial condition of Envestnet that would have been reported had the Acquisition been completed as of the dates presented, and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

Envestnet, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet of Envestnet and Wealth Management Solutions

As of June 30, 2013

(In thousands)

	Historical		Pro Forma
	Envestnet	WMS (1)	Adjustments		Combined
Assets
Current assets:
Cash and cash equivalents	$39,679	$—	$(9,041	)(a)	$30,638
Fees receivable, net of allowance for doubtful accounts	12,800	1,837	—		14,637
Deferred tax assets, net	1,958	—	—		1,958
Prepaid expenses and other current assets	4,220	365	—		4,585
Total current assets	58,657	2,202	(9,041)		51,818

Property and equipment, net	11,211	—	—		11,211
Internally developed software, net	4,998	3,343	(3,343	)(b)	4,998
Intangible assets, net	23,998	—	17,000	(c)	40,998
Goodwill	65,644	—	8,688	(d)	74,332
Deferred tax assets, net	7,419	—	—		7,419
Other non-current assets	4,103	—	—		4,103
Total assets	$176,030	$5,545	$13,304		$194,879

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$27,794	$2,381	$—		$30,175
Deferred revenue	5,848	—	—		5,848
Total current liabilities	33,642	2,381	—		36,023

Deferred rent liability	2,414	—	—		2,414
Lease incentive liability	3,619	—	—		3,619
Other non-current liabilities	1,748	—	15,737	(e)	17,485
Total liabilities	41,423	2,381	15,737		59,541

Total stockholders’ equity	134,607	3,164	(2,433	)(f)	135,338
Total liabilities and stockholders’ equity	$176,030	$5,545	$13,304		$194,879

(1) Certain reclassifications were made to conform to Envestnet’s financial statement presentation.

See notes to the unaudited pro forma condensed combined financial statements.

Envestnet, Inc.

Unaudited Pro Forma Condensed Combined Statement of Operations of Envestnet and Wealth Management Solutions

Six Month Period Ended June 30, 2013

(In thousands, except share and per share information)

	Historical		Pro Forma
	Envestnet	WMS (1)	Adjustments		Combined
Revenues:
Assets under management or administration	$77,570	$32,448	$—		$110,018
Licensing and professional services	20,687	—	—		20,687
Total revenues	98,257	32,448	—		130,705

Operating expenses:
Cost of revenues	36,446	18,110	—		54,556
Compensation and benefits	34,412	14,059	(3,872	)(g), (h)	44,599
General and administration	18,855	11,192	(570	)(i), (h)	29,477
Depreciation and amortization	6,199	1,170	586	(c)	7,955
Total operating expenses	95,912	44,531	(3,856)		136,587

Income (loss) from operations	2,345	(12,083)	3,856		(5,882)

Other income (expense), net	191	—	—		191

Income (loss) before income tax provision	2,536	(12,083)	3,856		(5,691)

Income tax provision (benefit)	877	—	1,542	(j)	2,419

Net income (loss)	$1,659	$(12,083)	$2,314		$(8,110)

Net income (loss) per share:
Basic	$0.05				$(0.25)
Diluted	$0.05				$(0.25)

Weighted average common shares outstanding:
Basic	32,518,943				32,518,943
Diluted	34,760,568		(2,241,625	)(k)	32,518,943

(1) Certain reclassifications were made to conform to Envestnet’s financial statement presentation.

See notes to the unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(In thousands, except shares)

Note 1: Basis of pro forma presentation

On July 1, 2013, pursuant to an asset purchase agreement dated April 11, 2013, with Prudential Investments LLC (“PI”), a subsidiary of Prudential Financial, Inc (“Prudential”), Envestnet Inc. (“Envestnet”) acquired (the “Acquisition”) substantially all the assets of PI’s Wealth Management Solutions (“WMS”) division.  The estimated consideration transferred and estimated purchase price allocation, below, are presented for pro forma information purposes only and the final amounts are likely to vary from the unaudited pro forma amounts presented, as Envestnet finalizes its normal purchase accounting adjustments for the transaction.

The estimated consideration transferred in the Acquisition is as follows:

Cash consideration	$9,487
Contingent cash consideration	15,737
Receivable from working capital settlement	(446)
Other	(49)
Total estimated fair value of consideration transferred	$24,729

The unaudited pro forma condensed combined financial statements have been prepared by Envestnet pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”).

The unaudited pro forma condensed combined balance sheet as of June 30, 2013 is derived from the unaudited condensed consolidated financial statements of Envestnet, included in Envestnet’s Form 10-Q for the quarterly period ended June 30, 2013, and the unaudited statement of assets acquired and liabilities assumed of WMS as of June 30, 2013, included in Exhibit 99.1 to this Current Report on Form 8-K.

The unaudited pro forma condensed combined statement of operations for the six month period ended June 30, 2013 is derived from the unaudited condensed consolidated statement of operations of Envestnet for the six month period ended June 30, 2013, included in Envestnet’s Form 10-Q for the quarterly period ended June 30, 2013, and the unaudited statement of revenues and direct expenses of WMS for the six month period ended June 30, 2013, included in Exhibit 99.1 to this Current Report on Form 8-K.

Prior to the Acquisition, WMS was not a separate legal entity nor a subsidiary of PI and was not operated nor accounted for as a stand-alone business, but was an integral part of PI. PI did not maintain distinct and separate accounts for WMS necessary to prepare complete financial statements and the unaudited abbreviated financial statements omitted certain overhead, interest and tax allocations from PI and Prudential. Therefore, the unaudited abbreviated financial statements are not intended to be a complete presentation of WMS’s assets or liabilities, nor of its revenues and expenses and the historical operating results of WMS may not be indicative of the results that might have been achieved had WMS been a stand-alone entity.  Furthermore, the financial statements presented are not indicative of the financial condition or results of operations of the acquired business going forward due to the changes made in the business and the reduction of various operating expenses including compensation and benefits due to reduced headcount, information technology related expenditures and other general and administrative costs.

Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”) have been condensed or omitted pursuant to such rules and regulations. However, Envestnet believes that the disclosures provided herein, taken together with those included in Envestnet’s Annual Report on Form 10-K for the year ended December 31, 2012, Envestnet’s Form 10-Q for the quarterly period ended June 30, 2013, the audited abbreviated financial statements of WMS as of and for the years ended December 31, 2012, 2011 and 2010, included in Exhibit 99.1 to the Current Report on Form 8-K/A filed with the SEC on September 5, 2013, and the unaudited abbreviated financial statements of WMS as of June 30, 2013 and for the six month periods ended June 30, 2013 and 2012, included in Exhibit 99.1 to this Current Report on Form 8-K, are adequate to make the information presented not misleading.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(In thousands, except shares)

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and do not purport to be indicative of Envestnet’s financial position or results of operations which would actually have been obtained had such transaction been completed as of the date or for the periods presented, or for the financial position or results of operations that may be obtained in the future.

Note 2: Purchase price allocation

Under the purchase method of accounting, the total consideration transferred will be allocated to WMS’s assets acquired and liabilities assumed based on the estimated fair value of WMS’s tangible and intangible assets and liabilities as of the beginning of business on July 1, 2013, the Acquisition date. The excess of the total consideration over the net tangible and intangible assets will be recorded as goodwill. Envestnet has made a preliminary allocation of the estimated total consideration as follows:

Estimated Preliminary Consideration Allocation

Total tangible assets acquired	$1,297
Total liabilities assumed	(2,256)

Identifiable intangible assets:
Customer relationships	14,000
Proprietary technology	3,000
Goodwill	8,688
Total estimated preliminary consideration allocation	$24,729

Envestnet is in the process of finalizing valuations for the intangible assets associated with the Acquisition.

Total amortizable identifiable intangible assets total $17,000 and consist of customer relationships and proprietary technology with useful lives that range from 1.5 years to 12 years.

Goodwill of $8,688 represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and identifiable intangible assets and represents the expected synergistic benefits of the transaction and the knowledge and experience of the workforce in place. Goodwill is subject to change based on finalization of the purchase accounting by Envestnet. In accordance with applicable accounting standards, goodwill will not be amortized but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event that the management of the combined company determines that the value of goodwill has become impaired, the combined company will incur an accounting charge for the amount of impairment during the fiscal quarter in which the determination is made.  The goodwill resulting from the Acquisition is tax deductible.

Note 3: Pro forma adjustments

The pro forma adjustments included in the unaudited pro forma condensed financial statements are as follows:

(a)                    To record net cash consideration of $9,041.

(b)                     To eliminate WMS capitalized internally developed software as the fair value is recognized in proprietary technology.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(In thousands, except shares)

(c)                  To record the estimated fair value of WMS’s intangible assets and the resulting amortization expense and to eliminate amortization expense for WMS historical internal use software:

			Amortization
		Estimated	For the
		Useful Life	Six Months Ended
	Fair Value	in Years	June 30, 2013
Customer relationships	$14,000	12.0	$942
Proprietary technology	3,000	1.5	814
Total intangible assets acquired	$17,000		$1,756

Less:
WMS internal use software amortization			(1,170)
			$586

(d)                 To record estimated goodwill.

(e)                  To record the estimated fair value of contingent consideration of $15,737, which is payable to PI if WMS future revenue meets certain thresholds, to be paid over three years.

(f)                   To eliminate WMS historical stockholders’ equity and to record the effects of entries a through e.

(g)                  Envestnet issued 54,346 shares of restricted stock to certain former WMS employees on July 1, 2013.  The restricted stock vests one-third on each of the first three anniversaries of the grant date.  To record stock-based compensation for the issuance of the restricted shares net of estimated forfeitures and to eliminate stock-based compensation recorded by WMS for the historical periods presented:

For the
Six Months Ended
June 30, 2013
Stock compensation expense	$222
Less: Historical WMS stock based expense	(582)
Net	$(360)

(h)                 To eliminate direct, incremental costs of the acquisition which are reflected in the historical financial statements of Envestnet and WMS, primarily related to severance costs, unused vacation payments, and outside legal and accounting expenses, as follows:

	For the Six Months Ended June 30, 2013
	Envestnet	WMS	Total
Compensation and benefits	$—	$(3,512)	$(3,512)
General and administration	(651)	(484)	$(1,135)

(i)                     To record estimated accretion expense related to contingent consideration for the six months ended June 30, 2013.

(j)                    To record the pro forma tax effect for the six months ended June 30, 2013 on the adjustments to pro forma net loss before income taxes based on an estimated statutory rate of 40.0% for both periods. The pro forma combined income tax benefits do not reflect the amounts that would have resulted had Envestnet and WMS filed consolidated income tax returns during the periods presented.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

(In thousands, except shares)

(k)                 To eliminate the effects of stock options and warrants to purchase common stock as a result of the pro forma combined net loss.

Note 4:  Transition Services Agreement

Upon the Acquisition, Envestnet entered into a Transition Services Agreement (“TSA”) with PI, whereby Envestnet will reimburse expenses incurred by PI on behalf of WMS, primarily related to information technology costs, data and research fees and other administrative costs.  The impact of the TSA expense as compared to the historical expenses included in the unaudited abbreviated financial statements is not determinable as of the date of this filing.